UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                      Date of Report: August 19, 2008
                     (Date of Earliest Event Reported)



                         SPINDLETOP OIL & GAS CO.
          (Exact name of registrant as specified in its charter)


          Texas                    000-18774              75-2063001
(State or other jurisdiction (Commission File No.) (IRS Employer or ID #) of incorporation)


                       12850 Spurling Rd., Suite 200
                           Dallas, Texas  75230
                 (Address of principal executive offices)


                              (972) 644-2581
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[     ]     Written communications pursuant to rule 425 under the
            Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the
            Exchange Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b)
            under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c)
             under the Exchange Act (17 CFR 240.13e-4(c))








Section 2 - Financial Information

Item 2.02.  Results of Operations and Financial Condition

On August 19, 2008, Spindletop Oil & Gas Co. ("the Company") announced its operational results for the quarter ended June 30, 2008. A copy of the announcement is attached as Exhibit "99.1. "

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit "99.1" attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.


Section 9 - Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits

(d)      Exhibits

               The following Exhibit is furnished with this report.


      Exhibit
    Designation            Description of Exhibit

       99.1*               Press Release dated August 19, 2008



_____________________
* Furnished herewith




















                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SPINDLETOP OIL & GAS CO.
                                               (Registrant)


Date:  August 19, 2008                    By: /s/ Chris G. Mazzini
                                              Chris G. Mazzini
                                              President, Principal
                                              Executive Officer







































                                                            Exhibit 99.1

PRESS RELEASE

SPINDLETOP OIL & GAS CO.  RELEASES EARNINGS FOR FIRST HALF OF 2008.

DALLAS, August 19 /PRNewswire-FirstCall/ -- Spindletop Oil & Gas Co. (OTC Bulletin Board: SPND) (the "Company") has released its earnings for the six months ended June 30, 2008. The Company reported Net Income of $2,194,000 on gross revenues of $6,963,000 for the six months ended June 30, 2008 as compared with Net Income of $730,000 on gross revenues of $3,577,000 for the six months ended June 30, 2007.
Earnings per share of common stock for the six months ended June 30, 2008 was $0.29 per share compared to $0.10 per share for the same period in 2007.

Natural gas revenues for the first six months of 2008 were $5,197,000 compared to $2,284,000 for the same period in 2007, an increase of $2,913,000, or 128%. Natural gas volumes for the first half of 2008 were 679,000 mcf compared to 349,000 mcf during the first half of 2007, an increase of 330,000 mcf, or 95 %. This increase was due to the addition of five new Barnett Shale wells that started producing gas during the third quarter of 2007 through the first half of 2008. Average natural gas prices received were $8.84 per mcf in the first half of 2008 as compared to $6.55 per mcf in the first half of 2007, an increase of 35%.

Oil sales for the first six months of 2008 were $1,192,000 compared to $692,000 in the first six months of 2007, an increase of $500,000 or 72%. Oil volumes for the first half of 2008 were 13,000 bbls compared to 12,000 bbls during the first half of 2007, an increase of 1,000 bbls, or 8%. Average oil prices received were $96.55 per bbl in the first half of 2008 compared to $56.68 per bbl in the first half of 2007, an increase of 70%.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Spindletop Oil & Gas Co. is a publicly held independent exploration and production company headquartered in Dallas, Texas that operates oil and gas properties throughout Texas, Alabama, Arkansas, Louisiana, Oklahoma and New Mexico. The company also operates several gas pipeline gathering systems and owns interests in outside operated oil and gas producing properties in sixteen states. Approximately 87% of the company's reserves are natural gas and 13% are crude oil and condensate.

The company filed its Annual Report Form 10-K with the Securities and Exchange Commission on April 14, 2008. For more information, please go to the Company's website at http://www.spindletopoil.com, or contact Robert E. Corbin, Controller of Spindletop Oil & Gas Co., 972-644-2581.